UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2014

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors.

As of December 3, 2014, Mr. Friedrich K.M. Bohm retired from our Board of Directors after 10 years of service.

Also on December 3, 2014, Ms. Stephanie C. Hildebrandt was elected to serve as director of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on December 3, 2014, our shareholders voted on and approved four matters: (1) the election of eight directors; (2) approval of the Company's Amended and Restated 2007 Equity Incentive Plan, as amended; (3) an advisory vote on executive compensation; and, (4) ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015. The record date for determining those shareholders entitled to vote at the Annual Meeting was October 8, 2014. On that date, the Company had 30,314,273 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The final voting results were as follows:

1.	The election of the following directors for a one-year term or until his or her successor is duly elected and qualified:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTE
John A. Carrig	23,300,801	259,415	3,593,330
F. Thomas Casey	23,303,073	257,143	3,593,330
Stephen M. Duff	18,253,576	5,306,640	3,593,330
Richard H. Grogan	23,304,259	255,957	3,593,330
Robert W. Harvey	23,302,858	257,358	3,593,330
Stephanie C. Hildebrandt	23,301,020	259,196	3,593,330
Christopher P. Vincze	23,394,385	165,831	3,593,330
Dennis E. Welch	22,932,859	627,357	3,593,330

2.	Approval of the Company's Amended and Restated 2007 Equity Incentive Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
20,092,970	3,369,421	39,373	3,590,489

3.	An advisory vote to approve the compensation paid to the Company's Executive Officers as disclosed in the Company's Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
21,415,032	2,072,887	13,845	3,593,330

4.	The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
26,966,537	42,280	144,729	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2014            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer